Society6, LLC

Financial Statements
and Independent Auditor’s Report December 31, 2012 and 2011

Society6, LLC

Index

Page

Independent Auditor’s Report    2
Balance Sheets    3
Statements of Income and Members’ Equity    4
Statements of Cash Flows    5
Notes to Financial Statements    6 - 8

Independent Auditor’s Report

To the Members Society6, LLC

We have audited the accompanying financial statements of Society6, LLC, which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of income and members' equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Society6, LLC as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ CohnReznick LLP

Los Angeles, California May 13, 2013

Society6, LLC Balance Sheets December 31, 2012 and 2011
Assets	2012	2011
Current assets:
Cash	$5,261,245	$2,006,701
Accounts receivable	110,809	22,575
Other current assets	3,656	3,656

Total current assets	5,375,710	2,032,932

Property and equipment, net of accumulated depreciation	7,191	4,808

Total assets	$5,382,901	$2,037,740

Liabilities and Members' Equity

Current liabilities:
Accounts payable and accrued expenses	$1,134,763	$539,709
Sales tax payable	43,037	20,851
Deferred revenue	266,619	150,603
Gift cards payable	39,328	9,293

Total current liabilities	1,483,747	720,456

Members' equity	3,939,154	1,377,284

Total liabilities and members' equity	$5,422,901	$2,097,740

See Notes to Financial Statements.

Society6, LLC
Statements of Income and Members' Equity Years Ended December 31, 2012 and 2011

	2012	2011
Sales	$15,872,987	$4,276,756
Cost of sales:
Products	6,045,346	1,573,844
Artists	2,022,124	609,192
Shipping	1,172,665	370,570
Transaction fees	501,776	139,846
Commissions	128,895	155,708
Totals	9,870,806	2,849,160

Gross profit	6,002,181	1,427,596
Operating expenses:
Guaranteed payments	1,108,588	1,015,350
Advertising and promotion	13,779	12,023
General and administrative	243,730	60,093
Total operating expenses	1,366,097	1,087,466

Income from operations	4,636,084	340,130

Interest income	5,866	1,849

Income before income taxes	4,641,950	341,979

Income taxes	7,348	10,315

Net income	4,634,602	331,664

Members' equity, beginning of year	1,377,284	295,620

Contributions from members	187,500	750,000

Distributions to members	(2,260,232)	-

Members' equity, end of year	$3,939,154	$1,377,284

See Notes to Financial Statements.

Statements of Cash Flows
Years Ended December 31, 2012 and 2011

	2012	2011
Operating activities:
Net income	$4,634,602	$331,664
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,275	933
Changes in operating assets and liabilities:
Accounts receivable	(88,234)	(22,575)
Other current assets	-	(3,656)
Accounts payable and accrued expenses	595,054	447,224
Sales tax payable	22,186	20,851
Deferred revenue	76,016	136,863
Gift cards payable	30,035	9,293
Net cash provided by operating activities	5,270,934	920,597

Investing activities:
Purchase of property and equipment	(3,658)	(1,862)

Financing activities:
Contributions from members	187,500	750,000
Distributions to members	(2,260,232)	-
Net cash used in financing activities	(2,072,732)	750,000

Net increase in cash	3,194,544	1,668,735

Cash, beginning of year	2,066,701	397,966

Cash, end of year	$5,261,245	$2,066,701

Supplemental disclosure of cash flow data:
Income taxes paid	$7,348	$10,315

See Notes to Financial Statements.

Note 1 - Business and summary of significant accounting policies: Business activity:
Society6, LLC (the "Company") was organized in the State of Delaware as a Limited Liability Company on February 19, 2009. The Company operates an online marketplace that enables artists to sell their artwork as Art Prints, iPhone Cases, T-shirts and a variety of other products using the Company’s service.

As a Limited Liability Company, each member’s liability is limited to amounts reflected in their respective members’ accounts.

Accounts receivable:

Accounts receivable represent amounts due from wholesale customers and expose the Company to credit risk to the extent that such amounts become uncollectible. The Company reviews accounts receivable periodically and adjusts the allowance of doubtful accounts as necessary. The allowance is estimated from historical performance, collections and current credit considerations. Account balances are written off against the allowance after all means of collection have been exhausted and potential for recovery is considered remote. Accounts are considered past due or delinquent based on contractual terms and how recently payments have been received. No allowance was considered necessary as of December 31, 2012 and 2011.

Property and equipment:

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets, generally ranging from two to seven years. Expenditures for major renewals and improvements that extend the useful lives of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred.

Website development costs:

The Company capitalizes the costs of website development, which relate to application and infrastructure development, graphics development and software integration. The Company expenses costs related to planning, content input, data conversion and operations.

Long-lived assets:

Long-lived assets to be held and used, other than goodwill and intangibles with indefinite lives, are subject to testing for impairment when events or changes in circumstances indicate that their carrying value may not be recoverable. No impairment write-downs were recorded during the years ended December 31, 2012 and 2011.

Revenue recognition:

Revenue from the sale of goods is recognized when title and risk transfer to the customer, which is generally upon shipment of product. An allowance for estimated returns and uncollectible accounts is provided at the time of shipment.

Advertising and promotional expenses:

Advertising and promotion costs are expensed as incurred. Advertising and promotion expense for the years ended December 31, 2012 and 2011 was $13,779 and $12,023, respectively.

Shipping expenses:

The Company recorded shipping expenses of $1,172,665 and $370,570 in cost of sales in the accompanying statements of income and members’ equity for the years ended December 31, 2012 and 2011, respectively.

Income taxes:

The Company is a Limited Liability Company and is classified as a partnership for income tax purposes. Profits and losses are reportable by the members on their respective income tax returns. Accordingly, no provision for income taxes has been reflected in the financial statements as of December 31, 2012 and 2011 except for the required state taxes applicable to Limited Liability Companies of $7,348 and $10,315 for the years ended December 31, 2012 and 2011, respectively.

The Company has no unrecognized tax benefits at December 31, 2012 and 2011. The Company began operations in 2009; therefore, all tax years remain open and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

If necessary, the Company recognizes interest and penalties associated with tax matters, as part of income tax expense and includes accrued interest and penalties with the related tax liability in the balance sheets.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent events:

The Company has evaluated the impact of subsequent events through May 13, 2013, the date the financial statements were available to be issued.

Note 2 - Business and credit concentrations:

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash with high-credit quality financial institutions. At times, such amounts may exceed Federally insured limited.

At December 31, 2012, one wholesale customer accounted for approximately 100% of the Company’s accounts receivable. At December 31, 2011, two wholesale customers accounted for approximately 100% of the Company’s accounts receivable.

Note 3 - Property and equipment:

Property and equipment at December 31, 2012 and 2011 consist of the following:

	2012	2011
Machinery and equipment	$7,613	$3,956
Furniture and fixtures	2,281	2,280
	9,894	6,236
Less accumulated depreciation	2,703	1,428
	$7,191	$4,808

For the years ended December 31, 2012 and 2011, depreciation expense was $1,275 and
$933, respectively.